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                                                                     EXHIBIT 5.1

                         [Hale and Dorr LLP letterhead]

                                                        February 13, 2002


Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $300,000,000 aggregate principal amount of 4.50% Convertible Senior Notes due June 15, 2006 ("Notes") and (ii) an aggregate of 7,386,660 shares of Common Stock, $0.001 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), all of which Notes and Conversion Shares, if and when sold, will be sold by certain securityholders of the Company (the "Selling Securityholders").

         We have examined signed copies of the Registration Statement and all Exhibits thereto, all as filed with the Commission, including the Indenture between COR Therapeutics, Inc., as Issuer, and Firstar Bank, N.A., as Trustee, dated June 11, 2001, as amended to date (the "Indenture"). We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, a copy of the Bylaws of the Company, as amended, and a copy of the Amended and Restated Certificate of Incorporation of the Company.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law, the state laws of the State of New York and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Our opinion in paragraph 1 below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, (iii) statutory or decisional law concerning recourse of creditors to security in the absence of notice or hearing or (iv) general equitable principles. We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.
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         We also express no opinion herein as to any provision of any agreement
(a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Indenture on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Indenture may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that:

         1.   The Notes are valid and binding obligations of the Company; and

         2. The Conversion Shares have been duly and validly authorized and, when issued upon conversion of the Notes in accordance with the terms of such Notes, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Hale and Dorr LLP
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Hale and Dorr LLP